As filed with the Securities and Exchange Commission on June 23, 2015

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

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New Jersey	22-24914885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Hills Drive, Suite 300

Bedminster, NJ 07921

(908) 234-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey J. Carfora, Chief Financial Officer

500 Hills Drive, Suite 300

Bedminster, NJ 07921

(908) 234-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael T. Rave, Esq.

Day Pitney LLP

One Jefferson Road

Parsippany, New Jersey 07054

(973) 966-6300

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated Filer [  ]           Accelerated Filer [X]          Non-Accelerated Filer [  ]           Smaller Reporting Company [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	1,000,000	$22.22	$22,220,000	$2,581.96

(1	Pursuant to Rule 416 under the Securities Act, as amended (the “Securities Act”), this Registration Statement also includes such additional shares of common stock by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock as reported on the NASDAQ Global Select Market on June 19, 2015.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2015 DIVIDEND REINVESTMENT PLAN

1,000,000 shares of Common Stock, no par value

The Board of Directors has approved an enhanced 2015 Dividend Reinvestment Plan (the “Plan”). Beginning with the August 13, 2015 dividend payment, shareholders will be able to purchase up to $200,000 of additional Peapack-Gladstone shares per quarter through the optional cash payment feature, representing an increase from previous plan terms, which permitted shareholders to purchase up to $50,000 of additional Peapack-Gladstone shares per quarter. All other Plan terms remain consistent with the 2002 Dividend Reinvestment Plan.

The Plan provides shareholders of Peapack-Gladstone with a convenient method of purchasing additional shares of no par value common stock with automatically reinvested dividends or optional cash payments without payment of any brokerage commissions.

Shareholders may choose to have future cash dividends automatically invested in Peapack-Gladstone common stock and while participating in the dividend reinvestment program shareholders may also make voluntary cash payments in an amount between $100 and, effective August 13, 2015, $200,000 per quarter to purchase additional shares of common stock.

The Plan provides that shares may be purchased directly from Peapack-Gladstone out of its authorized but unissued or treasury shares, or on the open market. Shares purchased under the Plan will be purchased from Peapack-Gladstone until further notice.

In making purchases of shares of Peapack-Gladstone common stock under the Plan, Computershare Trust Company, N.A., the Plan Administrator, will commingle the funds of Plan participants. With respect to shares purchased on the open market with reinvested dividends or voluntary cash payments, the price to participants will be the weighted average price of all shares of Peapack-Gladstone common stock purchased by the Plan Administrator under the Plan. With respect to shares purchased by the Plan Administrator directly from Peapack-Gladstone, Peapack-Gladstone intends to issue the shares at a 3% discount. Accordingly, the price to participants for shares purchased directly from Peapack-Gladstone will be 97% of the average closing price of shares of common stock as quoted on the NASDAQ Global Select Market for the trailing ten trading days immediately preceding the investment date. The 3% discount will continue until terminated or modified by action of Peapack-Gladstone’s Board of Directors. If the discount is terminated or modified, Peapack-Gladstone will send participants written notice of when the 3% discount expires or is modified. Participants will not pay any brokerage commissions with respect to the purchase of common stock under the Plan.

Current participants in the 2002 Dividend Reinvestment Plan will not be required to re-enroll. Shareholders who are not enrolled in the prior plan may enroll in the Plan at any time by completing the Enrollment Form enclosed with this Prospectus and returning it to Computershare Trust Company, N.A. To enroll for the August 13, 2015 dividend, new enrollees must return the Enrollment Form so that it reaches the Plan Administrator, Computershare Trust Company, N.A., no later than July 29, 2015.

The Plan does not represent a statement of dividend policy or a guarantee of future dividends. Dividends will be within the discretion of Peapack-Gladstone’s Board of Directors and will be dependent upon various factors, including, without limitation, the future earnings and financial condition of Peapack-Gladstone.

This prospectus relates to 1,000,000 authorized and previously unissued or treasury shares of Peapack-Gladstone common stock registered for purchase under the Plan.

Peapack-Gladstone common stock is traded on the NASDAQ Global Select Market under the symbol “PGC.” On June 19, 2015, the closing sale price of our common stock was $22.46 per share.

This prospectus should be retained for future reference.

Investing in Peapack-Gladstone’s common stock involves risks.  Please see “Risk Factors” on page 2 of this prospectus.

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The shares offered hereby are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  Investment in these shares, as with any investment in common stock, involves investment risk, including the possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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The date of this prospectus is June 23, 2015.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of our common stock offered under the Plan.  This prospectus does not include all of the information in the registration statement.  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Peapack-Gladstone, the Plan, and the securities offered.  The registration statement can be read at the SEC website, www.sec.gov, or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Peapack-Gladstone,” “the Corporation,” “we,” “us,” “our” or similar references mean Peapack-Gladstone Financial Corporation and all references to the “Dividend Reinvestment Plan” or the “Plan” mean the Peapack-Gladstone Financial Corporation 2015 Dividend Reinvestment Plan in effect as of June 23, 2015.

HOW TO OBTAIN ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about Peapack-Gladstone that is not included in or delivered with this document.  You can obtain free copies of this information by writing or calling:

Peapack-Gladstone Financial Corporation

500 Hills Drive, Suite 300

Bedminster, NJ 07921

Attention:  Corporate Secretary

Telephone:  (908) 234-0700

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

Peapack-Gladstone Financial Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Corporation was organized under the laws of the State of New Jersey in August 1997, by the Board of Directors of Peapack-Gladstone Bank, its principal subsidiary, to become a holding company for the Bank. The Bank is a state-chartered commercial bank founded in 1921 under the laws of the State of New Jersey.  The Bank is a member of the Federal Reserve System.  The Bank provides private banking services to businesses, non-profits and consumers through its private banking locations in Bedminster, Morristown, Princeton and Teaneck, New Jersey, its wealth management division and its branch network in Somerset, Morris, Hunterdon, Middlesex and Union counties.

The mailing address and telephone number of Peapack-Gladstone’s principal executive offices are:

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921

(908) 234-0700

This prospectus describes how you can reinvest the dividends you receive on your shares of Peapack-Gladstone common stock or purchase shares of Peapack-Gladstone common stock pursuant to our 2015 Dividend Reinvestment Plan, which we refer to as the Plan.  We adopted our original Dividend Reinvestment Plan in 2002 to offer our shareholders an opportunity to purchase additional shares of Peapack-Gladstone common stock automatically through the reinvestment of cash dividends and added the optional cash payment feature in 2009.  This prospectus describes the Plan in effect as of June 23, 2015.

If you are already enrolled in the 2002 Dividend Reinvestment Plan, you will be automatically enrolled in the Plan. If you are not enrolled in the 2002 Dividend Reinvestment Plan and you own Peapack-Gladstone common stock, directly or indirectly, you are eligible to enroll in the Plan.  You may make purchases under the Plan with your cash dividends on some or all of your shares of Peapack-Gladstone common stock, and through the Plan’s optional cash payment feature.  You may enroll in the Plan by completing an Enrollment Form and returning it to:

Computershare

P.O. Box 30170

College Station, TX 77842-3170

1-800-368-5948

If you enroll in the Plan, Computershare Trust Company, N.A. (“Computershare” or the “Plan Administrator”), will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of Peapack-Gladstone common stock.  Historically, we pay cash dividends on a quarterly basis.  If we do not pay a cash dividend, there will be no investment under the Plan unless you purchase shares through the Plan’s optional cash payment feature.  Optional cash payment purchases may be made quarterly.

Under the Plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares bought by the Plan Administrator on the open market.  We may use a combination of these methods.

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If the Plan Administrator buys shares of Peapack-Gladstone common stock from us, the price of the shares will be 97% of the average closing price of shares of our common stock as quoted on the NASDAQ Global Select Market for the trailing ten trading days immediately preceding the investment date.  We expect to keep this 3% discount in place for the foreseeable future.  However, our Board of Directors has the discretion to modify or extend this discount for as long as it may decide.  We will provide you with written notice when the 3% discount for shares purchased from us expires or is modified.  If the Plan Administrator buys shares of Peapack-Gladstone common stock on the open market, the price of the shares will be the weighted average price of all shares of our common stock purchased by the Plan Administrator (excluding brokerage expenses, which we will pay) under the Plan.  Shares purchased under the Plan will be purchased from Peapack-Gladstone until further notice.

If you do not choose to enroll in the Plan, Peapack-Gladstone will continue to send you cash dividends by check, or by automatic deposit to a bank account you designate, as and when declared.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, in the Risk Factor described below, and in all other information appearing in this prospectus, any prospectus supplement, or incorporated by reference into this prospectus. The material risks and uncertainties that management believes affect Peapack-Gladstone are described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Risk Factor Related to the Offering

Because the 3% discount on shares purchased from us is based on the average market price of our common stock for the trailing ten days, your purchase price when compared to the closing  price on the investment date may not reflect a discount.

Under the terms of the Plan, shares of common stock purchased from Peapack-Gladstone will be sold at a 3% discount to the average closing price of Peapack-Gladstone common shares as quoted on the NASDAQ Global Select Market for the trailing ten trading days immediately preceding the investment date.  Because the closing price of our common stock on the NASDAQ Global Select Market fluctuates from day-to-day and we are using a ten day average, the price of the shares which are purchased for you, when compared to the closing price on the investment date, may reflect a discount of less than 3%.  It may also reflect a discount of more than 3% or it may reflect a premium to the closing price on the investment date. Accordingly, while we have designed the Plan to provide an economic benefit to you, we cannot assure you that you will receive an economic benefit from the 3% discount.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking information about Peapack-Gladstone that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Peapack-Gladstone and its subsidiaries.

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Discussions containing forward-looking statements may be found, among other places, in this prospectus and our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as any similar statements contained in future Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements as statements of historical fact or as guarantees or assurances of future performance because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements.  These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements.  You should not place undue reliance on any forward-looking statement.  You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.  See “Where You Can Find More Information” below.

DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

Purpose

The Peapack-Gladstone Financial Corporation 2015 Dividend Reinvestment Plan, or the Plan, is designed to enable shareholders of record and beneficial owners (through their broker or other nominee) of Peapack-Gladstone common stock with a simple and convenient method of investing cash dividends and optional cash payments in shares of our common stock without payment of any brokerage commission. To the extent that shares are purchased directly from us, we will receive additional funds for general corporate purposes.

The Plan is not intended to provide holders of shares with a mechanism for generating assured short-term profits through rapid turnover of shares. The intended purpose of the Plan precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit. We reserve the right to modify, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

Advantages

1.	With the Plan, there are no brokerage commissions associated with the purchase of shares, thereby permitting the entire amount of your dividend to be invested.
2.	Participants in the Plan will receive a 3% discount in connection with the purchase of shares directly from Peapack-Gladstone, subject to the Board of Directors’ discretion to modify or terminate such discount.
3.	Participants may invest in additional shares by making optional cash payments in an amount between $100 and, effective August 13, 2015, $200,000 per quarter without charges for brokerage commissions.
4.	If your dividend is not large enough to purchase a whole share, you are credited with a fractional share computed up to six decimal places. Fractional shares held by Computershare Trust Company, N.A., the Plan Administrator, start earning dividends with the next dividend payment, in the same manner as full shares.
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5.	Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify participants’ recordkeeping.

Plan Administration

Computershare Trust Company, N.A., our stock transfer agent, administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. We may replace the Plan Administrator at any time within our sole discretion.

Questions and other communications concerning the Plan should be sent to the Plan Administrator at the following address:

Computershare

P.O. Box 30170

College Station, TX 77842-3170

Online:	www.computershare.com/investor

Telephone:	1-800-368-5948

The Plan Administrator will make every effort to invest all authorized dividends promptly after receipt of such dividends, and in no event later than 30 days from such receipt, except where necessary under any applicable federal securities laws.

The Plan Administrator shall not be liable under the Plan (unless it is grossly negligent) for any act done in good faith or for any good faith omission to act including, without limitations, any claims for liability (1) arising out of failure to terminate a participant’s participation in the Plan upon the participant’s death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased or sold for participants’ accounts and the time such purchases or sales are made.

The Plan may be amended, suspended, modified or terminated at any time by the Board of Directors of Peapack-Gladstone without the approval of the participants. Notice of such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan. Further, nothing in this Plan shall be considered a guarantee or promise to pay any dividends in the future except as may be declared by the Board of Directors of Peapack-Gladstone from time to time. Peapack-Gladstone reserves the right to substitute another bank, trust company or transfer agent for Computershare Trust Company, N.A.

Participation

All holders of record of Peapack-Gladstone common stock are eligible to participate in the Plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own name may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf. The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant’s shares of Peapack-Gladstone common stock. Shareholders who reside in jurisdictions in which it is unlawful for a shareholder to participate in the Plan are not eligible to participate in the Plan.

To participate in the Plan, a shareholder of record must complete an Enrollment Form and return it to the Plan Administrator. Copies of the Enrollment Form may be obtained at any time by contacting Computershare. Alternatively, shareholders may enroll online through Computershare’s website, www.computershare.com/investor. If a shareholder is already a participant in the Plan, a new Enrollment Form is not required in order to receive the benefit of the amendment to the Plan that will enable participants to purchase up to $200,000 through the optional cash payment feature.

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An eligible shareholder may enroll in the Plan at any time. If the Enrollment Form is received before the record date for a dividend payment, reinvestment of dividends will begin with that dividend. Record dates for payment of dividends normally precede dividend payment dates by approximately four weeks.

If you elect to have the dividends on your shares reinvested under the Plan, you must choose to have dividends reinvested with respect to either all of the shares registered in your name or on a specific number of shares registered in your name.

Peapack-Gladstone or the Plan Administrator may terminate, for whatever reason at any time as it may determine in its sole discretion, a participant’s participation in the Plan upon mailing a notice of termination to the participant at his or her address as it appears on the Plan Administrator’s records. Upon termination, a participant will receive the whole Peapack-Gladstone shares credited to his or her account, unless the participant has requested that all or any part of such shares be sold and the proceeds of the sale be delivered in cash. Fractional shares credited to a terminating account will be paid for in cash at the then current market price.

A participant’s participation in the Plan shall be terminated by the Plan Administrator upon receipt of notice, in writing, of such participant’s death by the executor or legal representative of the participant’s estate.

Optional Cash Purchase Component

Additionally, a participant may contribute between $100 and, effective August 13, 2015, $200,000 per quarter toward the purchase of additional shares. Payments for such shares must be received by the Plan Administrator no more than 30 business days and no less than one business day prior to a dividend payment date. Participant’s funds held by the Plan Administrator will not bear interest, and it is to be understood that in no event shall Peapack-Gladstone or the Plan Administrator have any liability as to any inability to purchase shares or as to the timing of any purchases.

Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Computershare Trust Company, N.A. with the transaction form from the quarterly Investment Plan Statement. Computershare will not accept cash, traveler’s checks, money orders or third-party checks.

In addition to making optional cash payments by check, you may now make automatic monthly investments to purchase additional shares. If you wish to begin making automatic monthly investments, you may visit www.computershare.com/investor to authorize automatic monthly investments from your bank account. Computershare will process your enrollment as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Each monthly debit will entail a transaction fee of $2.50 which will be deducted from the investment amount. Once you begin making automatic monthly investments, Computershare will draw funds from your designated account quarterly on the 10th day of February, May, August and November or on the next business day if the 10th is not a business day, and will purchase shares beginning on the next investment date. You may change the amount of your automatic monthly investment online at www.computershare.com/investor. You may discontinue automatic monthly investments online at www.computershare.com/investor or by notifying Computershare in writing. You may also make a one-time online debit from your bank account to purchase shares through www.computershare.com/investor. Each one-time online debit to purchase shares will entail a transaction fee of $5.00 which will be deducted from the investment amount.

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The election to make optional cash payments is available to each eligible participant at any time. Optional cash payments by eligible participants must be between $100 and $200,000 per quarter. The same amount of money need not be sent for each purchase and there is no obligation to make optional cash payments at any time.

Optional cash purchases do not constitute deposits or savings accounts and are not insured by the FDIC or any government agency.

In the event that any check, draft or electronic funds transfer you may tender or order as payment to the Plan Administrator for optional cash purchases of our common stock is dishonored, refused or returned, you agree that the purchased shares when credited to your account may be sold, on the Plan Administrator’s order without your consent or approval, to satisfy the amount owing on the purchase. The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Plan Administrator’s returned check or failed electronic payment fee of $35. If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, you authorize the Plan Administrator to sell additional shares then credited to your account as necessary to cover the amount owing, without further consent or authorization from you. The Plan Administrator may sell shares to cover an amount owing as a result of your order in any manner consistent with applicable securities laws. Any sale for that purpose in a national securities market would be commercially reasonable. You grant the Plan Administrator a security interest in all shares credited to your account including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

Purchase of Common Shares

Shares of Peapack-Gladstone common stock needed to fund the Plan may be

(i)	acquired by the Plan Administrator on the open market;
(ii)	issued directly by Peapack-Gladstone from authorized but unissued shares;
(iii)	issued directly by Peapack-Gladstone from treasury shares; or
(iv)	through a combination of (i) through (iii) above at Peapack-Gladstone’s discretion.

The timing of purchases on the open market will be at the sole discretion of the Plan Administrator, but generally will begin on the dividend payment date (“the investment date”) and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. These purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms of price, delivery, etc., as to which the Plan Administrator may agree. Neither Peapack-Gladstone nor any shareholder shall have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

To the extent we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares, no dividends will be payable on such shares until they are actually issued. Purchases funded with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares will be made on the investment date.

In the event applicable law or the closing of securities markets requires temporary curtailment or suspension of open market purchases of the shares of Peapack-Gladstone common stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of Peapack-Gladstone common stock are not available for purchase for a period of longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participants’ accounts.

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If you elect to make optional cash purchases, your payments will be combined with funds from your cash dividends and used to purchase shares as described above. Interest will not be paid on your cash payments.

Price of Common Shares

In making purchases of shares of Peapack-Gladstone common stock for a participant’s account associated with each investment date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. With respect to shares purchased on the open market, the price at which the shares shall be deemed to have been acquired will be the weighted average price of all shares of Peapack-Gladstone common stock purchased by the Plan Administrator on behalf of the Plan.

With respect to shares purchased directly from Peapack-Gladstone, the price of such shares will be the average closing price of shares of common stock of Peapack-Gladstone as quoted on the NASDAQ Global Select Market for the trailing ten trading days immediately preceding the applicable investment date. With respect to shares issued directly by Peapack-Gladstone, we will issue the shares at a discount to the price as so determined. Initially, we intend to issue the shares under the Plan at a 3% discount to this market price. Peapack-Gladstone reserves the right to change or eliminate the discount. The Plan Administrator shall have no responsibility with respect to the market value of the shares of Peapack-Gladstone common stock acquired under the Plan for participant accounts.

Peapack-Gladstone will bear all costs of administering the Plan. Participants may incur certain transaction fees payable to the Plan Administrator as disclosed herein.

Cost to Participants

Participants will make purchases of shares of common stock under the Plan without the payment of brokerage commissions and we will pay all fees in connection with purchases of shares of Peapack-Gladstone common stock under the Plan, except for certain transaction fees payable to the Plan Administrator as disclosed herein.

Reports to Participants

A statement describing cash dividends and any additional cash purchases, the number of shares purchased, the price per share, and the total shares accumulated under the Plan will be sent to each participant by the Plan Administrator as soon as practicable after completion of each investment for a participant’s account. Participants may also view year-to-date transaction activity in their Plan account for the current year, as well as activity in prior years, by accessing their Plan account through the Internet at the Plan Administrator’s website, www.computershare.com/investor.

Dividends

The participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the participant’s account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Peapack-Gladstone common stock.

Any stock dividends or split shares distributed on shares credited to a participant’s account under the Plan will be added to the account. Stock dividends or split shares distributed on shares registered in a participant’s name will be mailed or credited directly to the participant in the same manner as to shareholders who are not participating in the Plan.

Stock Certificates

The Plan Administrator will hold all shares of common stock purchased under the Plan in the name of its nominee. Certificates for shares of Peapack-Gladstone common stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant’s account statement.

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Reinvested shares will be held via book entry form but a participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a request to the Plan Administrator. No certificates representing fractional shares will be issued.

Withdrawals from the Plan

A participant may withdraw from the Plan at any time by accessing his or her account through the Internet at the Plan Administrator’s website, www.computershare.com/investor, completing the information on the transaction form attached to the Plan statement or by giving telephone or written instructions to the Plan Administrator. Upon withdrawal from the Plan, the whole shares held in the Plan will be moved to a Direct Registration System (“DRS”) book-entry account with the Plan Administrator. A participant may also request that a stock certificate be issued to the participant. There may be a fee for certificate issuance. If a participant closes a Plan account, he or she will receive a check for the cash value of any fractional share. The value of that fractional check will be based on the then current price of Peapack-Gladstone’s stock, less any service and processing fees. If notice of withdrawal is received near a record date, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on the participant’s behalf. In the event reinvestment is made, the Plan Administrator will process the termination as soon as practicable, but in no event later than five business days after the investment is complete.

Sale of Shares from the Plan

A participant may request that any and all shares credited to his or her Plan account be sold by the Plan Administrator.

A participant has the following four choices when making a sale, depending on how the participant submits his or her sale request:

•  Market Order. A market order is a request to sell shares of our common stock promptly at the current market price. Market order sales are only available through the Investor Centre at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948. Market order sale requests will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Standard Time). Market order sale requests received by the Plan Administrator during market hours are final and cannot be stopped or cancelled. Market order sale requests received outside of market hours will be submitted to the Plan Administrator’s broker on the next day the market is open. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-800-368-5948. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. Sales proceeds will equal the market price of the sale obtained by the Plan Administrator’s broker, less a service fee of $25.00 and a processing fee of $0.12 per share* sold.

•  Batch Order. A batch order is an accumulation of all sales requests for shares of our common stock submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales, unless such requests specify otherwise. Batch order sales may only be requested in writing. In every case of a batch order sale, the price to each selling participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service charge of $15.00 and a processing fee of $0.12 per share* sold.

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•  Day Limit Order. A day limit order is an order to sell shares of our common stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948. A service fee of $25.00 and a processing fee of $0.12 per share* sold will be deducted from the sale proceeds.

•  Good-Til-Cancelled (‘‘GTC’’) Limit Order. A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948. A service fee of $25.00 and a processing fee of $0.12 per share* sold will be deducted from the sale proceeds.

   *All per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request.

Voting Rights

Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the shareholder with respect to his or her other shares in Peapack-Gladstone and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating shareholder.

Where no instructions are received from a participant with respect to a participant’s shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

Taxation of Reinvested Dividends

In general, a participant in the Plan has the same federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend date, a dividend in the amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by Peapack-Gladstone on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the participant.

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In addition, shareholders who participate in the Plan and purchase shares at a discount, whether paid with dividends received or additional cash payments, will be treated as having a distribution. The amount of the distribution to the participant will be the fair market value of the common stock received on the date of the distribution. In other words, if a shareholder would have received a cash dividend payment of $100 but elected to reinvest the dividend and purchase stock at the 3% discount, the taxable dividend would be $103, the fair market value of the stock received on the distribution date. If the participant also made an additional cash payment, the amount of the distribution to the participant will be the difference between the fair market value on the dividend payment date of the shares purchased with the optional cash payment and the amount of the optional cash payment.  In this case, if the participant also contributed an additional cash payment of $100 for shares which had a fair market value of $103, the taxable dividend would be an additional $3, the difference between the fair market value of the shares received on the distribution date and the actual cash paid.

You should consult with your tax accountant or personal tax advisor regarding the effect of participation in the Plan on your personal tax situation. Also see “U.S. Federal Income Tax Consequences” below.

Risk of Market Fluctuation

A participant’s investment in shares held in the Plan is no different than an investment in directly held shares. The participant bears the risk of loss and the benefits of gain from market price changes for all of the shares. Neither Peapack-Gladstone nor the Plan Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than the purchase price.

Additional Services

A participant may deposit certificates representing Peapack-Gladstone common stock held in his or her name with the Plan Administrator. Such certificates should not be signed and must be accompanied by a written request that the shares be added to the participant’s account. The risk of loss with respect to such shares remains the responsibility of the participant until the shares are received by the Plan Administrator, therefore certificates mailed to the Plan Administrator should be insured for possible mail loss for 3% of the market value (minimum of $20.00); this represents the replacement cost if the certificates are lost in transit to the Plan Administrator.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences regarding the Plan. This summary is based on current law and may be affected by future legislation, Internal Revenue Service rulings and other administrative pronouncements, income tax regulations, and court decisions. This discussion does not purport to deal with all aspects of taxation that may be relevant to you in light of your circumstances, or if you are a type of investor who is subject to special treatment under U.S. federal income tax law. You should consult with your own tax advisor regarding the specific tax consequences (including the federal, state, local, foreign and other tax consequences) of participating in the Plan, and of potential changes in applicable tax laws.

If you receive shares that are issued directly by us through reinvestment of dividends under the Plan, you will be treated as receiving a distribution equal to the fair market value of such shares, calculated as of the date when the shares are credited to your account. If you receive shares that were purchased on the open market, you will be treated as receiving a distribution equal to the amount of the cash dividend that you could have received if you had not participated in the Plan, plus the amount of the purchase price discount, if any. For example, if dividends of $100 are reinvested under the Plan to acquire shares of our common stock with a fair market value of $103, the amount of the taxable dividend will be $103.

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If you purchase additional shares under the Plan with optional cash payments, you will be treated as receiving a distribution equal to the discount related to the shares purchased under the Plan. Thus, the amount of the distribution will be the difference between the fair market value of the shares you purchase pursuant to the Plan and the amount that you pay for such shares. For example, if you purchase shares under the optional cash payment portion of the Plan that have a fair market value of $100 for a purchase price of $97, the amount of the taxable dividend with respect to these shares will be $3.

You will receive an annual statement (IRS Form 1099-DIV) from the Plan Administrator indicating the amount of dividend income reported to the Internal Revenue Service.

We will pay on your behalf all brokerage commissions for shares purchased under the Plan, but those payments will constitute additional taxable income to you for income tax purposes.

Generally, under the current tax laws, the dividends that you are treated as earning will be taxable at your ordinary income tax rates. Dividends received by corporations under the Plan will be subject to the corporate tax rates applicable to such corporation.

Your tax basis of the shares purchased under the Plan with reinvested dividends will be equal to the amount of the distribution you are treated as receiving, measured by the fair market value of the shares as of the date when the shares are credited to your account plus any allocable brokerage commissions or processing fees paid by us. Your tax basis of shares you acquire with optional cash payments under the Plan will be equal to the fair market value of the shares as of the date when the shares are credited to your account plus any allocable brokerage commissions or processing fees paid by us.

You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares. In order to determine the tax basis for shares in your account, you should retain all account statements.

The holding period for common stock purchased through the dividend reinvestment or optional cash payments under the Plan begins on the date following the day on which the shares are credited to your account.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally may be subject to a withholding tax on dividends paid on shares held in the Plan. Dividends paid on shares in accounts, and the proceeds of any sale of shares, may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed IRS Form W-9 or its equivalent, or unless you are exempt from the withholding requirements of the Internal Revenue Code, then the Plan Administrator must withhold applicable taxes from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares.

You should consult your tax accountant or personal tax advisor regarding the effects of participation in the Plan on your personal tax situation.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for working capital and other general corporate purposes, including:

•	investments in Peapack-Gladstone Bank as regulatory capital;

•	investments at the holding company level; and

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•	expansion of the business.

We may temporarily invest the proceeds in investment-grade securities. We have no current specific plans for the proceeds. The principal reason for the offering is to provide our shareholders with a convenient and automatic way to increase their ownership of Peapack-Gladstone common stock.

PLAN OF DISTRIBUTION

We will pay all fees, commissions and expenses, including costs of administration, in connection with purchases of our common stock under the Plan, except for certain transaction fees payable to the Plan Administrator as disclosed herein.

Our common stock may not be available under the Plan in all states or jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

The validity of the shares of Peapack-Gladstone common stock offered hereby is being passed upon for Peapack-Gladstone by Day Pitney LLP, Parsippany, New Jersey.

EXPERTS

The consolidated financial statements of Peapack-Gladstone appearing in Peapack-Gladstone's Annual Report on Form 10-K as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and the effectiveness of Peapack-Gladstone’s internal control over financial reporting as of December 31, 2014, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report on the financial statement given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.

We also file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

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•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	Current Reports on Form 8-K filed on January 26, 2015, January 29, 2015, March 19, 2015, April 28, 2015, and April 30, 2015 (unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated herein by reference);

•	The definitive proxy statement for our 2015 annual meeting of shareholders; and

•	The description of the common stock which is contained in Peapack-Gladstone’s Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Peapack-Gladstone Financial Corporation

500 Hills Drive, Suite 300

Bedminster, NJ 07921

Attention:  Corporate Secretary

Telephone:  (908) 234-0700

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the approximate expenses payable by Peapack-Gladstone in connection with the sale of the securities being registered:

Registration Statement filing fee	$2,581
Printing expenses	1,000
Legal fees and expenses	20,000
Accounting fees and expenses	4,800
Miscellaneous	—
Total	$28,381

Item 15. Indemnification of Directors and Officers

(a)           Limitation of Liability of Directors and Officers.  Article VI of Peapack-Gladstone Financial Corporation’s Certificate of Incorporation includes limitations on the liability of officers and directors to the Corporation and its shareholders to the fullest extent permitted by New Jersey law.  Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit.

(b)           Indemnification of Directors, Officers, Employees and Agents.  Under Article VI of its Certificate of Incorporation, the Corporation must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys’ fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders.  No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

(c)           Insurance.  The Corporation maintains insurance policies insuring the Corporation’s directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

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Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3 of the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2009).
3.2	By-Laws (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 26, 2015).
5	Opinion of Day Pitney LLP (filed herewith).
23.1	Consent of Crowe Horwath LLP (filed herewith).
23.2	Consent of Day Pitney LLP (included as part of Exhibit 5).
24	Power of Attorney (included on signature page).
99	Enrollment Form (filed herewith).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Bedminster, State of New Jersey, on the 23rd day of June, 2015.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	/s/ Douglas L. Kennedy
Douglas L. Kennedy President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas L. Kennedy and Jeffrey J. Carfora as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas L. Kennedy	President, Chief Executive Officer and	June 23, 2015
Douglas L. Kennedy	Director

/s/ Jeffrey J. Carfora	Senior Executive Vice President and	June 23, 2015
Jeffrey J. Carfora	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ F. Duffield Meyercord	Chairman of the Board	June 23, 2015
F. Duffield Meyercord

/s/ Finn M. W. Caspersen, Jr.	Director, Senior Executive Vice	June 23, 2015
Finn M. W. Caspersen, Jr.	President, General Counsel, Chief Operating Officer

/s/ Dr. Susan A. Cole	Director	June 23, 2015
Dr. Susan A. Cole

/s/ Anthony J. Consi II	Director	June 23, 2015
Anthony J. Consi II

/s/ Richard Daingerfield	Director	June 23, 2015
Richard Daingerfield

/s/ Edward A. Gramigna, Jr.	Director	June 23, 2015
Edward A. Gramigna, Jr.

/s/ Frank A. Kissel	Director	June 23, 2015
Frank A. Kissel

/s/ John D. Kissel	Director	June 23, 2015
John D. Kissel

/s/ James R. Lamb	Director	June 23, 2015
James R. Lamb

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/s/ Edward A. Merton	Director	June 23, 2015
Edward A. Merton

/s/ Philip W. Smith, III	Director	June 23, 2015
Philip W. Smith, III

/s/ Beth Welsh	Director	June 23, 2015
Beth Welsh
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INDEX TO EXHIBITS

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3 of the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2009).
3.2	By-Laws (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 26, 2015).
5	Opinion of Day Pitney LLP (filed herewith).
23.1	Consent of Crowe Horwath LLP (filed herewith).
23.2	Consent of Day Pitney LLP (included as part of Exhibit 5).
24	Power of Attorney (included on signature page).
99	Enrollment Form (filed herewith).